Innovative Food Holdings, Inc. files  Form 8-K

Naples, Florida - October 6, 2006 - Innovative Food Holdings, Inc. (PK: IVFH) announced today that it has filed a Current Report on Form 8-K with respect to the reliability of its financial statements for all periods since December 31, 2004. Accounting errors were identified, some of them pursuant to an ongoing analysis of the Company’s financial statements initiated by the Company’s Interim President, primarily related to the accounting for discounts and penalties related to convertible notes previously issued by the Company and for shares issued at below market prices in 2004 and during the first quarter of 2005. Specifically, an outside accounting consulting firm retained by the Company has determined, and the Company’s independent auditors have agreed, that the Company did not properly account for accrued penalties associated with the untimely registration of shares underlying certain outstanding convertible notes , that the Company did not properly account for beneficial conversion features associated with the notes and that certain issuances of stock at below market prices were not properly accounted for. While the Company cannot currently quantify the amount of the restatement in question, it currently appears most likely that the necessary changes to the Company’s financial statements will increase the Company’s liabilities and non-cash expenses from the amounts previously reported.

Sam Klepfish, Interim President noted  “We are committed to growing Food Innovation’s core business. Recently, we initiated an ongoing analysis of our operations and our financial statements geared towards improving all aspects of the Company’s operations and we determined that certain adjustments needed to be made. The adjustments are related to the correct application of GAAP rules relating to certain non cash expenses and liabilities for stock issuances and debt issuances which took place in 2004 and 2005 and are expected to have no significant effect on the Company’s ongoing operations,. In addition, upon completion of any required adjustments and the filing of the Company’s Annual Report on Form 10-KSB for the 2006 fiscal year, we intend to reapply to the NASD to have the Company’s common stock quoted on the OTC:BB. We believe strongly in our core business and its growth potential and we are committed to building value for our shareholders. In addition, management, which is directly aligned with shareholders, has not sold any shares in the Company over the last two years and currently has no intention of doing so in the near future.”

Innovative Food Holdings, Inc. through its wholly owned subsidiary, Food Innovations, Inc., provides just-in-time fine food products and food solutions to restaurants, hotels and other food industry establishments. Uniquely enabled by its business model, Food Innovations supplies discerning chefs with the food products they need, when they need them. Not Before. Not Later. Just-in-time.

For information about the Company and its subsidiary, please visit www.foodinno.com.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about IVFH's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, adverse economic conditions, loss of a material contract, inability to attract prospective new customers or retain existing customers resulting in a declining revenue base, intense competition including entry of new competitors and services, adverse federal, state and local government regulation, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, price increases for capital, supplies and materials, inadequate capital and/or inability to raise financing, the risk of litigation and administrative proceedings involving the Company and its employees, higher than anticipated labor costs, the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this release or in reports filed by us with SEC. The forward-looking statements contained herein speak only as of the date on which they are made, and IVFH undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

Contact:
Innovative Food Holdings and Food Innovations
Chef Z. Zackary Ziakas, COO
(239) 596-0204
chefz@foodinno.com

Source: Innovative Food Holdings, Inc.